                                                                      EXHIBIT 16

        Global SmallCap Fund - Class D
            08/05/94 - 06/30/95

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
                                                  Since              Since
                                               Inception           Inception
                                              Average Annual         Total
                                               Total Return         Return*
                                              --------------       ---------
Initial Investment                               $1,000.00         $1,000.00

Divided by Initial Maximum Offering Price            10.55
                                                 ---------
Divided by Net Asset Value                                             10.00
                                                                   ---------
Equals Shares Purchased                             94.750           100.000

Plus Shares Acquired through
  Dividend Reinvestment                              0.052             0.055
                                                 ---------         ---------
Equals Shares Held at 06/30/95                      94.802           100.055

Multiplied by Net Asset Value at 06/30/95             8.91              8.91
                                                 ---------         ---------
Equals Ending  Redeemable Value at
  $1,000 Investment (ERV) at 06/30/95               844.69            891.49
                                                 ---------         ---------
Divided by $1,000 (P)                               0.8447            0.8915

Subtract 1                                         -0.1553           -0.1085

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)        -15.53%
                                                 =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                              -10.85%
                                                                   =========
ERV divided by P                                    0.8447

Raise to the power of                               1.1094

Equals                                              0.8292

Subtract 1                                         -0.1708

Expressed as a percentage equals the
  Average Annualized Total Return                  -17.08%
                                                 =========
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* Does not include sales charge for the period.